Exhibit 99.3


              Joint Filing Agreement Pursuant to Rule 13d-1(k)(1)


         This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer". The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or
Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Date: December 15, 2005


                                            WS MIDWAY HOLDINGS, INC.


                                            By: /s/ Greg S. Feldman
                                               ---------------------------
                                               Greg S. Feldman
                                               President


                                            WELLSPRING CAPITAL
                                            MANAGEMENT LLC


                                            By: /s/ Greg S. Feldman
                                               --------------------------
                                               Greg S. Feldman
                                               Managing Partner